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                                   EXHIBIT 11

DIODES INCORPORATED AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER SHARE
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
                                                                 Year Ended December 31,
                                                  ---------------------------------------------------------
                                                     1998                   1999                   2000
                                                  -----------            -----------            -----------
Net income for earnings
per share computation                             $ 2,673,000            $ 5,569,000            $14,895,000
                                                  ===========            ===========            ===========

BASIC
Weighted average number of
common shares outstanding
during the year                                     7,543,596              7,625,277              8,070,960
                                                  ===========            ===========            ===========

Basic earnings per share                          $      0.35            $      0.73            $      1.85
                                                  ===========            ===========            ===========


DILUTED
Weighted average number of common
shares outstanding used in calculating
basic earnings per share                            7,543,596              7,625,277              8,070,960

Add additional shares issuable
upon exercise of stock options                        512,832                578,891              1,150,989
                                                  -----------            -----------            -----------

Weighted average number of
common shares used in calculating
diluted earnings per share                          8,056,428              8,204,168              9,221,949
                                                  ===========            ===========            ===========

Diluted earnings per share                        $      0.33            $      0.68            $      1.62
                                                  ===========            ===========            ===========
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